Employment Agreement Addendum

For

David Harrell

3/18/2010

This addendum is to reference increase in base compensation for David Harrell as follows:

6-09 to current level      Compensations is $12,667 per month

Executed at 407 Sixth Street, Rochester, Michigan on 3/18/2010

Employer:

/s/ David Harrell

Employee:

/s/ David Harrell